POWER OF ATTORNEY Know all by these presents that the undersigned hereby constitutes and appoints each of Aisha Barbeau, Christopher Miller, Luke Thompson, Susan Leary, Willie James Villon, Sean Chapin, and Sumana Suddhiprakarn, or any of them signing individually, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney in fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities of Grocery Outlet Holding Corp. (the “Company”), to: (1) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system; (2) prepare, execute and submit and file with the SEC any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which such attorney-in-fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”) and to file submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded; (3) act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and (4) obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact. The undersigned acknowledges that: (a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; (b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable; Docusign Envelope ID: B2F33F72-1C2F-4D78-9AA0-B17DF4CB60B3

(c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of April, 2026. ___________________________ Felicia D. Thornton Docusign Envelope ID: B2F33F72-1C2F-4D78-9AA0-B17DF4CB60B3